                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Atmel Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [ATMEL LOGO]

                                ATMEL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2001
                                     2:00 PM

Dear Atmel Stockholders:

        Our Annual Meeting of Stockholders will be held on Wednesday, May 2, 2001 at 2:00 p.m., local time, at our offices located at 2325 Orchard Parkway, San Jose, California 95131, for the following purposes:

        1. To elect six (6) directors to serve for the ensuing year and until their successors are elected;


        2. To approve the amendment of Atmel's Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,600,000,000;


        3. To ratify the appointment of PricewaterhouseCoopers L.L.P. as our independent accountants for the year ending December 31, 2001; and

        4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 5, 2001 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        All stockholders are cordially invited to attend the meeting. However, whether or not you plan to attend the meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-prepaid envelope. You may revoke your proxy at any time prior to the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.


                                            FOR THE BOARD OF DIRECTORS



                                            Mark A. Bertelsen
                                            Secretary



San Jose, California
March 21, 2001

                                ATMEL CORPORATION

                                 PROXY STATEMENT

                               -------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        These proxy materials are furnished in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Stockholders to be held on Wednesday, May 2, 2001, at 2:00 p.m., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at our offices located at 2325 Orchard Parkway, San Jose, California 95131. When proxies are properly executed, dated and returned, and not later revoked, the shares they represent will be voted at the meeting in accordance with the instructions of the stockholder. If no specific instructions are provided, the shares will be voted as recommended by our Board of Directors. If any other matters are properly presented for consideration at the meeting or any adjournments or postponements thereof, the proxy holders will have discretion to vote on these matters. We do not currently anticipate that any other matters will be raised at the meeting.

        These proxy materials and the Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, were first mailed on or about March 21, 2001, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES


        Stockholders of record at the close of business on March 5, 2001, are entitled to notice of and to vote at the meeting and any adjournment thereof. At the record date, 463,632,131 shares of our common stock were issued and outstanding, and no shares of our preferred stock were outstanding.


REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention:
Investor Relations, 2325 Orchard Parkway, San Jose, California 95131) a later dated written notice of revocation or duly executed proxy, in each case at or before the taking of the vote at the annual meeting, or by attending the meeting and voting in person.

EXPENSES OF SOLICITATION

        We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy, and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, telegram, facsimile, or personal solicitation by our directors, officers, or regular employees. No additional compensation will be paid for such services. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

QUORUM; REQUIRED VOTE; ABSTENTIONS AND BROKER NON-VOTES

        A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the meeting. If a quorum is present, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to approve any matter presented at the meeting. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy.

        Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting ("Votes Cast").

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.


        The Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. We intend to treat broker non-votes in this manner. As a result, a broker non-vote will have the same effect as a vote against a proposal which requires the vote of a majority of shares of outstanding common stock to be approved, and will have no effect on the outcome of the voting on a proposal which requires the vote of a majority of Votes Cast to be approved.


STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2002 annual meeting may do so by submitting such proposal in writing to our offices located at 2325 Orchard Parkway, San Jose, California 95131, Attn: Mike Ross, Vice President and General Counsel. To be eligible for inclusion, stockholder proposals must be received by our Vice President and General Counsel no later than November 21, 2001. If we are not notified of a stockholder proposal by February 4, 2002, then the proxies held by our management may provide the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement. Our bylaws also establish an advanced notice procedure with regard to certain matters, including nominations of persons for election to the board of directors and stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. Stockholder proposals, including the nomination of a person for election to the board of directors, may not be brought before the meeting unless, among other things: (1) the proposal contains certain information specified in the bylaws, and (2) the proposal is received by us not less than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement. A copy of the full text of these bylaw provisions may be obtained by writing to our Vice President and General Counsel at the address above.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

        A board of six (6) directors is to be elected at the meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the six (6) nominees named below, all of whom are presently our directors. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

        The names of the nominees and certain information about them are set forth below:

                                                                                           DIRECTOR
NAME OF NOMINEE              AGE                     PRINCIPAL OCCUPATION                    SINCE
---------------              ---                     --------------------                  ---------
George Perlegos              52            President, Chief Executive Officer and            1984
                                           Chairman of the Board, Atmel Corporation
Gust Perlegos                54            Executive Vice President, General Manager,        1985
                                           Atmel Corporation
Tsung-Ching Wu               51            Executive Vice President, Technology,             1985
                                           Atmel Corporation
Norm Hall                    48            Managing Partner, Alliant Partners                1992
T. Peter Thomas              55            Managing Director, Institutional Venture          1987
                                           Partners
Pierre Fougere               60            Chief Executive Officer, Fougere Conseil          2001


        George Perlegos has served as President, Chief Executive Officer and Chairman of the Board since our inception in 1984. George Perlegos holds degrees in electrical engineering from San Jose State University (B.S.) and Stanford University (M.S.). George Perlegos is a brother of Gust Perlegos.

        Gust Perlegos has served as Vice President, General Manager and a director since January 1985 and as Executive Vice President since January 1996. Gust Perlegos holds degrees in electrical engineering from San Jose State University (B.S.), Stanford University (M.S.) and Santa Clara University (Ph.D.). Gust Perlegos is a brother of George Perlegos.

        Tsung-Ching Wu has served as a director since January 1985, as Vice President, Technology since January 1986 and as Executive Vice President since January 1996. Mr. Wu holds degrees in electrical engineering from the National Taiwan University (B.S.), the State University of New York at Stony Brook (M.S.) and the University of Pennsylvania (Ph.D.).


        Norm Hall has served as a director of Atmel since August 1992. He is currently Managing Partner of Alliant Partners, an investment banking firm, which position he has held since 1990. From 1988 to 1990, he worked for Berkeley International Capital Corporation, a venture capital firm. Prior to 1988, Mr. Hall worked at Intel Corporation. Mr. Hall also serves as a director of White Electronic Designs, Inc..


        T. Peter Thomas has served as a director of Atmel since December 1987. Mr. Thomas is Managing Director of Institutional Venture Management. Mr. Thomas has held this position since November 1985. Mr. Thomas also serves as a director of @Road, Inc. and Transmeta Corporation.

        Pierre Fougere has served as a director of Atmel since February 2001. Mr. Fougere is currently Chief Executive Officer of Fougere Conseil and serves as Chairman of Financiere Saint Florentin and Chairman of Matra Datavision Inc.. From 1986 to 1988, Mr. Fougere was Executive Vice President, Chairman, and Chief Executive Officer of Matra Datavision (Software). Prior to 1986, he was Executive Vice President, General Manager of the Components Division, Chairman and Chief Executive Officer of Matra Harris Semiconductor and Matra GCA.

BOARD MEETINGS AND COMMITTEES

        Our Board of Directors held a total of eleven (11) meetings during the year 2000. The directors attended an average of 95% of the meetings of the Board of Directors and meetings of the committees, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee nor any committee performing similar functions.

        The Compensation Committee currently consists of directors Hall, Thomas, and Fougere. The Compensation Committee held one meeting during 2000. This Committee reviews and approves the our executive compensation policies, including the salaries and target bonuses of our executive officers, and administers our incentive stock plans.


        The Audit Committee currently consists of directors Hall, Thomas, and Fougere. The Audit Committee held two meetings during 2000. In addition, the Committee met twice during 2000 with the outside auditors to review Atmel's interim financial results. The duties of the Audit Committee are set forth in our Audit Committee Charter attached as Appendix A to this proxy statement.


DIRECTOR COMPENSATION


        Directors do not receive cash compensation for service on the Board of Directors or any Committee thereof. Mr. Hall and Mr. Thomas each received an option to purchase 20,000 shares of our common stock on November 17, 2000.


VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

        The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal affect under Delaware law and are not counted toward a nominee's total and have no legal affect under Delaware law.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

AUDIT COMMITTEE REPORT

        Our Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with PricewaterhouseCoopers L.L.P., its independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed the accountants' independence with the independent accountants. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and filed with the Securities and Exchange Commission.

        The Audit Committee is currently composed of the following three directors, all of whom are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards:

                                            Pierre Fougere
                                            Norm Hall
                                            T. Peter Thomas

AUDIT FEES

        Audit fees billed to Atmel by PricewaterhouseCoopers L.L.P. for the fiscal year 2000 audit and review of Forms 10-Q are estimated to total $935,435 of which an aggregate amount of $457,771 has been billed through December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES


        Atmel has engaged PricewaterhouseCoopers L.L.P. to provide advice for designing and implementing financial information systems and was billed $5,061,920 during the fiscal year which ended December 31, 2000.


ALL OTHER FEES

        Fees billed to Atmel by PricewaterhouseCoopers L.L.P. during the fiscal year 2000 for all other non-audit services rendered to Atmel totaled $3,156,310.

        Our Audit Committee has considered whether and determined that the provision of the non-audit services rendered to Atmel by PricewaterhouseCoopers L.L.P. during Atmel's fiscal year 2000 was compatible with maintaining the independence of PricewaterhouseCoopers L.L.P..


AUDIT COMMITTEE CHARTER

        The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement.


        Respectfully submitted by the members of the Audit Committee of the Board of Directors.


                                            Pierre Fougere
                                            Norm Hall
                                            T. Peter Thomas

SECURITY OWNERSHIP

        The following table sets forth certain information with respect to beneficial ownership of our common stock as of December 31, 2000 by (i) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock, (ii) our Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Officers"),
(iii) each director and (iv) all directors and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable, and can be reached by contacting our principal executive offices, unless otherwise noted.


                                                                                     APPROXIMATE
                                                            COMMON STOCK               PERCENT
BENEFICIAL OWNER                                        BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED
----------------                                        ---------------------     ------------------
George Perlegos (2)                                         33,286,636                   7.14 %

Gust Perlegos (3)                                           14,950,615                   3.21 %
Tsung-Ching Wu (4)                                           9,294,829                   1.99 %
Mikes Sisois (5)                                             1,451,753                     *
Donald Colvin (6)                                             232, 712                     *
T. Peter Thomas (7)                                             90,567                     *
Norm Hall (8)                                                   73,334                     *
All directors and executive officers as a group
(8 persons) (9)                                             60,715,508                  12.74 %

------------------

 *  Less than one percent of the outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Atmel common stock subject to options held by that person that will be exercisable on or before March 1, 2001, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


(2) The address for George Perlegos is 2325 Orchard Parkway, San Jose, CA 95131.


(3) Includes 569,375 issuable under stock options exercisable within 60 days of December 31, 2000.

(4) Includes 451,259 issuable under stock options exercisable within 60 days of December 31, 2000.

(5) Includes 132,073 issuable under stock options exercisable within 60 days of December 31, 2000.

(6) Includes 230,668 issuable under stock options exercisable within 60 days of December 31, 2000.

(7) Includes 74,167 issuable under stock options exercisable within 60 days of December 31, 2000.

(8) Includes 73,334 issuable under stock options exercisable within 60 days of December 31, 2000.

(9) Includes 2,157,252 issuable under stock options exercisable within 60 days of December 31, 2000.

EXECUTIVE COMPENSATION

        The following table sets forth all compensation received for services rendered to Atmel in all capacities, for the three years ended December 31, 2000, by the Named Officers:

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                        ANNUAL COMPENSATION    NUMBER OF SHARES
                                                       ----------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                   YEAR     SALARY ($)   BONUS ($)    OPTIONS (1)
---------------------------                   ----     ----------   ---------  ----------------
George Perlegos                               2000      349,854      175,183           --
   President and Chief Executive Officer      1999      324,389       80,563           --

                                              1998      311,905       22,952           --

Gust Perlegos                                 2000      305,108      152,778           --
   Executive Vice President, General          1999      282,932       70,258           --
   Manager                                    1998      272,155       20,027           --

Tsung-Ching Wu                                2000      282,348      141,427           --
   Executive Vice President, Technology       1999      257,140       64,136           --
                                              1998      243,800       17,940           --

Donald Colvin (2)                             2000      235,060      157,741       40,000
  Vice President, Finance and                 1999      214,968       53,388      120,000
  Chief Financial Officer                     1998      159,814           --      272,000

Mikes Sisois                                  2000      212,914      106,594           --
   Vice President of Planning and             1999      199,225       49,369       80,000
   Information Systems                        1998      192,920       14,196           --


-----------------


(1) The shares have been retroactively adjusted to reflect two 2-for-1 stock splits each in the form of a 100% stock dividend to stockholders of record as of December 3, 1999 and August 11, 2000.

(2) Donald Colvin's compensation for 1998 was paid in French Francs, and is presented in the table above in U.S. Dollars based on the exchange rate as of December 31, 1999, which was 6.518 French Francs to 1.00 U.S. Dollar.

OPTION GRANTS

        The following table sets forth certain information with respect to stock options granted to each of the Named Officers during the year ended December 31, 2000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock.

                                     OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                           -------------------------------------------------------
                                           % OF TOTAL                                          POTENTIAL REALIZABLE
                          NUMBER OF         OPTIONS                                           VALUE AT ASSUMED ANNUAL
                           SHARES          GRANTED TO                                           RATES OF STOCK PRICE
                         UNDERLYING        EMPLOYEES         EXERCISE                       APPRECIATION FOR OPTION TERM
                          OPTIONS          IN FISCAL        PRICE PER    EXPIRATION         ----------------------------
NAME                      GRANTED             YEAR             SHARE        DATE                 5%               10%
----                     ----------        ----------       ---------    ----------           --------         --------
George Perlegos               --               --                 --             --                 --               --
Gust Perlegos                 --               --                 --             --                 --               --
Tsung-Ching Wu                --               --                 --             --                 --               --
Donald Colvin             40,000              .92%           $12.125       11/17/10           $305,014         $772,965
Mikes Sisois                  --               --                 --             --                 --               --

OPTION EXERCISES AND HOLDINGS

        The following table provides information with respect to option exercises in 2000 by the Named Officers and the value of such officers' unexercised options at December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                        SHARES                             FISCAL YEAR-END              FISCAL YEAR-END (2)
                      ACQUIRED ON       VALUE        ----------------------------   ----------------------------
NAME                   EXERCISE      REALIZED (1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                  -----------    ------------    -----------    -------------   -----------    -------------
George Perlegos              --              --              --              --              --              --

Gust Perlegos                --              --         562,708          50,000      $4,497,680      $  276,560

Tsung-Ching Wu               --              --         444,592          50,000      $3,250,080      $  276,560

Donald Colvin            40,000      $  875,624         201,334         190,666      $1,910,042      $  948,445

Mikes Sisois             59,908      $1,167,470         128,740          50,000      $  774,603      $  285,935

------------------

(1) Market value of underlying securities on date of exercise, minus the exercise price.

(2) Market value of unexercised options is based on the last reported sales price of our common stock on the Nasdaq National Market of $ 11.625 per share on December 29, 2000 (the last trading day for fiscal 2000), minus the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors generally reviews and approves our executive compensation policies, including the base salary levels and target incentives for our executive officers at the beginning of each year, and approves the performance objectives of the officers in their areas of responsibility. The Compensation Committee also administers our stock plans, including our 1996 Stock Plan and our 1991 Employee Stock Purchase Plan. No member of the Compensation Committee is a former or current officer or employee of Atmel or any of its subsidiaries. Meetings of the Compensation Committee are also attended by George Perlegos, our President and Chief Executive Officer, who provides background and market information and makes recommendations to the Compensation Committee on salary levels, officer performance objectives, and corporate financial goals. However, Mr. Perlegos is not entitled to vote on any actions taken by the Compensation Committee.

COMPENSATION POLICIES


        Our policy is that a substantial portion of each officer's annual compensation should be based upon our financial performance. The Compensation Committee establishes the salary of each officer primarily by considering the salaries of officers in similar positions with a number of comparably-sized companies in the semiconductor industry (the "Benchmark Group"). Such group is subject to change from year to year based on management's assessment of comparability. In setting base compensation, we strive to achieve compensation levels for each officer within 25% of the average salaries paid by the Benchmark Group. The Compensation Committee further adjusts the salaries of our officers based on our financial performance during the past year and on each officer's performance against the objectives related to his area of responsibility, which objectives were established at the beginning of the prior year. The base salary increases for our executive officers in 2000 set forth in the Summary Compensation Table reflect the analysis by management and the Compensation Committee of the salary levels paid by members of Benchmark Group and our performance in 2000.


        Under our executive bonus plan, executive officers may receive a substantial percentage of their base salary in bonus payments, based on our quarterly financial performance compared to pre-tax income targets established by the Board of Directors at the beginning of the year in connection with the adoption of our operating plan.

        The Compensation Committee considers granting stock options to executive officers based upon a number of factors, including such officer's responsibilities and relative position, any changes in such officer's responsibility and position, such officer's equity interest in the form of stock and options held by such individual, and the extent to which existing options remain unvested. All options are granted at the current market price of our common stock on the date of grant and options generally vest over four years.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        The Compensation Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. In particular, in 2000, Mr. Perlegos' compensation was well below the average compensation of chief executive officers in the Benchmark Group. Mr. Perlegos' bonus for 2000 was also determined under our executive bonus plan.

MEMBERS OF THE COMPENSATION COMMITTEE


           Pierre Fougere
           Norm Hall
           T. Peter Thomas


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


        In 2000 the Compensation Committee consisted of directors Hall and Thomas. During 2000, we paid Alliant Partners approximately $59,950, in consideration for services rendered in advising us regarding financing, mergers and acquisitions. Mr. Hall, a director of Atmel and a member of the Compensation Committee, is Managing Partner of Alliant Partners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities Exchange Commission. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission rules to furnish us with copies of all
Section 16(a) forms they file.

        Based solely on our review of copies of such forms received, or written representations from certain reporting persons that no filings were required for such persons, we believe that, during the year ended December 31, 2000, all
Section 16(a) filing requirements applicable to our executive officers and directors were complied with.


                                  PROPOSAL TWO

                   INCREASE IN THE NUMBER OF AUTHORIZED SHARES


        Our Certificate of Incorporation currently authorizes the issuance of 500,000,000 shares of common stock. As of the record date, approximately 463,632,131 shares were issued and outstanding. There were 36,000,000 shares of common stock reserved for issuance under our 1996 Stock Option Plan. Of this amount, approximately 16,571,494 shares were subject to currently outstanding options and an additional 15,342,534 shares were available for grant as of the record date. An additional 6,675,000 shares are available for purchase under our Employee Stock Purchase Plan. Additionally, we have reserved and will be obligated to issue 19,030,000 shares of common stock upon the conversion of the Zero Coupon Convertible Subordinated Debenture Due 2018. A significant amount of the increase in authorized shares approved at the 1999 Annual Meeting of Stockholders was issued in two 2-for-1 stock splits, each of which was effected in the form of a 100% stock dividend to stockholders of record, as of December 3, 1999 and August 11, 2000.


        As a result of our prior convertible note financings and efforts to provide equity incentives to our employees, officers and directors, we have issued or reserved for issuance a significant amount of our authorized common stock. The Board of Directors has determined that it is in our best interests and that of our stockholders to amend the second sentence of Article Four of the Company's Certificate of Incorporation (the "Amendment") to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,600,000,000 shares, and hereby solicits the approval our stockholders of the Amendment. If the stockholders approve the Amendment, the Board of Directors currently intends to file an amendment to our Certificate of Incorporation reflecting the Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Amendment is not approved by the stockholders, Article Four of the existing Certificate of Incorporation will continue in effect. The objective of the increase in the authorized number of shares of common stock is to ensure that we have sufficient shares available for future issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of common stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Though our Board of Directors has no immediate plans to issue a significant number of additional shares of common stock, such future business needs may include, without limitation, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, funding future financings or acquisitions or effecting stock splits by means of a stock dividend.


POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION


        All authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors (including issuances in connection with stock-based employee benefit plans, future stock splits by means of a dividend and issuances to raise capital or effect acquisitions). Other than authorizing sufficient shares to cover the conversion of the Zero Coupon Convertible Debentures Due 2018, there are currently no arrangements, agreements or understandings for the issuance or use of the additional shares of authorized common stock. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of the National Association of Securities Dealers.

        Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this proposal. Abstentions and broker non-vote will have the same effect as a vote against the proposal.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS A VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF ATMEL FROM 500,000,000 TO 1,600,000,000.


                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has selected PricewaterhouseCoopers L.L.P., independent accountants, to audit our consolidated financial statements for the year ending December 31, 2001. PricewaterhouseCoopers L.L.P. has audited our financial statements since the year ended 1985.

        Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the meeting and will have an opportunity to make a statement if they so desire. The representatives are also expected to be available to respond to appropriate questions from the stockholders.

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P.

        Stockholder ratification of the selection of PricewaterhouseCoopers L.L.P. as Atmel's independent public accountants is not required by Atmel's Bylaws or other applicable legal requirement. However, our Board is submitting the selection of PricewaterhouseCoopers L.L.P. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Atmel and its stockholders.


VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS


        The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers L.L.P. as Atmel's independent public accountants for the fiscal year ending December 31, 2001. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P. AS INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001. IN THE EVENT OF A NEGATIVE VOTE ON SUCH RATIFICATION, THE BOARD OF DIRECTORS WILL RECONSIDER ITS SELECTION.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                            THE BOARD OF DIRECTORS


Dated: March 21, 2001

                                   APPENDIX A


                                ATMEL CORPORATION
                             AUDIT COMMITTEE CHARTER


PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

MEMBERSHIP

The Committee shall, by July 2001, be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

        - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

        - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 6 1; this review will occur prior to the Company's filing of the Form 10-Q.

        - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

        - The Committee shall:

                1. request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

                2. discuss with the outside auditors any such disclosed
                   relationships and their impact on the outside auditors' independence; and

                3. recommend that the Board take appropriate action to oversee the independence of the outside auditor.

        - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

        PERFORMANCE GRAPH

                The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for Atmel Corporation, Technology - 500 and the S&P 500 Index. The graph assumes that $100 was invested in Atmel's common stock, Technology - 500 and the S&P 500 Index from the date of December 31, 1995 through the 2000 year end. Historic stock price performance is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

                           12/31/95  12/31/96  12/31/97  12/31/98  12/31/99   12/31/00
Atmel Corporation             100       148       83        68        264        208
S&P 500 Index                 100       123      164       211        255        232
Technology - 500              100       142      179       309        542        325

                                ATMEL CORPORATION

--------------------------------------------------------------------------------

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS





        The undersigned stockholder of ATMEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the 2000 Annual Report on Form 10-K, and receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 21, 2001, and hereby appoints George Perlegos and Mike Ross, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of ATMEL CORPORATION to be held on May 2, 2001 at 2:00 p.m., local time, at Atmel Corporation, 2325 Orchard Parkway, San Jose, California 95131 and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


        THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ] ___________________                                           PLAN TO ATTEND
      ACCOUNT NUMBER                                                THE MEETING
                           PLEASE MARK YOUR CHOICE LIKE                [ ]
    ___________________    THIS ~ IN BLUE OR BLACK INK
         COMMON

Proposal 1 - Election of directors


             Nominees: George Perlegos, Gust Perlegos, Tsung-Ching Wu,
                       Norm Hall, T. Peter Thomas, and Pierre Fougere


FOR ALL          WITHHOLD ALL

 [ ]                 [ ]            [ ] ________________________________________
                                         FOR all nominees except as noted above.


Proposal 2- Proposal to increase the number of authorized shares of Common Stock of Atmel Corporation to 1,600,000,000.


            FOR           AGAINST              ABSTAIN

            [ ]             [ ]                  [ ]

Proposal 3 - Proposal to ratify the appointment of PricewaterhouseCoopers L.L.P.
             as the independent accountants of Atmel Corporation for 2001.

            FOR           AGAINST              ABSTAIN

            [ ]             [ ]                  [ ]

IN THEIR DISCRETION UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(This proxy should be marked, dated and signed by the stockholder(s) exactly as such stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                            Signature:
                                                      --------------------------

                                            Date:
                                                 -------------------------------

                                            Signature:
                                                      --------------------------
                                            Date:

                                                 -------------------------------

                                            [ ]  Mark here for address change
                                                 and note at left.

--------------------------------------------------------------------------------